                                                                    EXHIBIT 8(u)

               WM VARIABLE TRUST PARTICIPATION AGREEMENT AMENDMENT

                                 AMENDMENT NO. 2

        Schedule A of the Participation Agreement among WM VARIABLE TRUST, WM FUNDS DISTRIBUTOR, INC. and FARMERS NEW WORLD LIFE INSURANCE COMPANY, dated April 2, 2001, as amended by Amendment No. 1 dated June, 2001 (the "Agreement"), is hereby amended and restated as follows:

                                   SCHEDULE A
   SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND AVAILABLE FUNDS AND PORTFOLIOS

Name of Separate Account and                                    Contracts Funded
Date Established by Board of Trustees                           By Separate Account

Farmers Annuity Separate Account A (4/6/99)                     Farmers Variable Annuity

Farmers Variable Life Separate Account A (4/6/99)               Farmers Flexible Premium Variable Life
                                                                Insurance Policy

Funds of WMVT to be made available to the Company as the sponsor of the Separate Accounts are:

               WM VARIABLE TRUST
               Equity Funds

               Equity Income Fund (Class 2 Shares)
               Mid Cap Stock Fund (Class 2 Shares)
               Small Cap Stock Fund (Class 2 Shares)

               Strategic Asset Management Portfolios
               Balanced Portfolio (Class 2 Shares)
               Conservative Balanced Portfolio (Class 2 Shares)
               Conservative Growth Portfolio (Class 2 Shares)
               Flexible Income Portfolio (Class 2 Shares)
               Strategic Growth Portfolio (Class 2 Shares)

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August __, 2002.

                                        FARMERS NEW WORLD LIFE INSURANCE
                                        COMPANY


                                        By:     /s/ John R. Patton
                                        ----------------------------------------
                                        Name: John R. Patton
                                        Title: Secretary

                                        WM VARIABLE TRUST

                                        By:     /s/ William G. Papesh
                                        ----------------------------------------
                                        Name:  William G. Papesh
                                        Title: President

                                        WM FUNDS DISTRIBUTOR, INC.

                                        By:     /s/ William G. Papesh
                                        ----------------------------------------
                                        Name:  William G. Papesh
                                        Title: President





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